UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2004

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania 19053
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                                     Other Events

On January 21, 2004, WorldGate Communications, Inc. (the “Company”) announced that the Company has entered into definitive agreements with certain institutional investors (the “Investors”) in connection with a private placement (the “Private Placement”) of the Company’s common stock raising gross proceeds to the Company of approximately $1.5 million.  Ashenden Finance acted as the Company’s placement agent with respect to the Private Placement and received a fee equal to 5% of the gross proceeds.  In addition, Janney Montgomery Scott LLC received a fee equal to 1% of the gross proceeds from the Private Placement in connection with its engagement by the Company.

The closing of the Private Placement occurred on January 21, 2004.  The Company has sold 1,000,000 shares of newly issued common stock at $1.50 per share. The Investors also received a right, for a limited period of time, to purchase additional shares of up to 20% of the common stock initially purchased by the Investors at $1.50 a share.  In addition, the Company agreed to issue five-year warrants to purchase up to an additional 10,000 shares of its common stock at an exercise price of $1.875 per share upon the exercise of these additional investment rights. The Investors also received five-year warrants to purchase up to 300,000 shares of common stock at $1.875 per share.

The proceeds of the Private Placement are expected to allow the Company to further develop the Company’s Ojo video phone product, produce trial units conduct trials with broadband operators and to initialize commercial manufacturing of its Ojo units.

The securities sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. The Company has agreed to file a registration statement on Form SB-2 on or prior to February 20, 2004 for purposes of registering the shares of common stock acquired by the Investors for resale.

Forward Looking Statements

This Current report on Form 8-K may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions including, without limitation, expressions using the terminology “may,” “will,” “believes,” “plans,” “expects,” “anticipates,” “predicts,” “forecasts,” and expressions which otherwise reflect something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, the ability to fund operations or raise additional capital if needed and the other factors described in the Company’s filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. No obligation is undertaken to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this Current Report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	(a)	Financial Statements of Business Acquired: None

	(b)	Pro Forma Financial Information: None

	(c)	Exhibits:

	4.1	Form of Warrant dated as of January 21, 2004 issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement)

	4.2	Form of Additional Investment Right dated as of January 21, 2004 issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement)

	99.1	Securities Purchase Agreement dated as of January 21, 2004 by and between the Company and the Purchasers (as defined therein)

	99.2	Press Release dated January 21, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

	By:	/s/ Randall J. Gort
	Name:	Randall J. Gort
	Title:	Secretary

Date: January 21, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form of Warrant dated as of January 21, 2004 issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement)

4.2	Form of Additional Investment Right dated as of January 21, 2004 issued by the Company to the Purchasers (as defined in the Securities Purchase Agreement)

99.1	Securities Purchase Agreement dated as of January 21, 2004 by and between the Company and the Purchasers (as defined therein)

99.2	Press Release dated January 21, 2004